INDEPENDENT CONTRACTOR AGREEMENT

     This agreement is entered into as of the 1st day of January, 2005 between DynaSig Corporation ("the Company") and Matthew"Matt" Doty ("the Contractor") whose representative will be self.

1. Independent Contractor: Subject to the terms and conditions of this Agreement, the Company hereby engages the Contractor to perform the services set forth herein, and the Contractor hereby accepts such engagement.

2. Duties, Term, and Compensation: The Contractor's duties will be to provide engineering, sales, and marketing consulting services as requested by the Company. In performance of the duties of this contract, Contractor will report to the Company President. The term of this contract is from the day and year first written above through June 30, 2006. As compensation for providing these services, the contractor will be paid at a rate of $4,000 per month for services rendered or predetermined fixed cost. For travel on behalf of the company, expense reimbursement will be at an amount agreed upon between the contractor and the company in advance.

3. Inventions: Only inventions, discoveries, developments and innovations relating directly to the Company's products conceived by the Contractor during this engagement relative to the duties under this Agreement shall be the exclusive property of the Company; and the Contractor hereby assigns all right, title, and interest in the same to the Company. Any inventions, discoveries, developments and innovations conceived by the Contractor and utilized by him in rendering duties to the company must be disclosed prior to their use and any licensing to the company will be agreed upon prior to utilization.

4. Conflicts of Interest: Non-hire Provision: The Contractor represents that he is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between the Contractor and any third parties.

5. Restrictive Covenants: Contractor acknowledges that (1) the principal business of the Company is the research and development of sensors and related items both national and international in scope, (the "Business"); (2) the Contractor has had and will have access to confidential information not readily available to the public and has received / will receive substantial assistance from the Company in developing information concerning the Company's goodwill and customers; and (3) the Company would not retain the Contractor without the agreements and covenants (collectively, the "Restrictive Covenants") contained in this section 5. Accordingly, the Contractor covenants and agrees that:

     5.1. Covenant Not To Compete: During the term of the Agreement the Contractor shall not, directly or indirectly enter into competition with the Company Business. This restrictive covenant applies whether the Contractor is acting for his own account, as an individual, partner, officer, director, employee, principle, agent, shareholder or in any other capacity.

5.2. Covenant Not To Disclose Confidential Information: The Contractor acknowledges that during the engagement he will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including without limitation, the Company's business and product processes, methods, customer lists, accounts and procedures. The Contractor agrees that he will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of the engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork, notebooks and similar items relating to the business of the Company whether prepared by the Contractor or otherwise coming into his possession, shall remain the exclusive property of the Company. The Contractor shall not retain any copies of the foregoing without the Company's prior written permission. Upon the expiration or earlier termination of the Agreement, or whenever requested by the Company, the Contractor shall immediately deliver to the Company all such files, records, documents, specifications, information and other items in his possession or under his control. The Contractor further agrees that he will not disclose the terms of this Agreement to any person without the prior written consent of the Company.

6. Merger: This Agreement shall not be terminated by the merger or consolidation of the Company into or with any other entity.

7. Demonstration Equipment: The Company may provide Contractor with a number of items. All items shall remain the exclusive property of the Company. Contractor will be responsible for maintaining the equipment in good condition while in his possession. Upon the expiration or earlier termination of the Agreement, or whenever requested by the Company, the Contractor shall immediately deliver to the Company all such items.

8. Termination: This Agreement shall be terminated by either party upon 30 days written notice to the other party. In addition, if the Contractor is convicted of any crime or offense, fails or refuses to comply with the written policies or reasonable directives of the Company, is guilty of serious misconduct in connection with performance hereunder, or materially breaches provisions of this Agreement, the Company at any time may terminate the engagement of the Contractor immediately and without prior written notice to the Contractor. Any commissions, retainer payments, or other payments may be withheld by the Company until any pending claims have been resolved. Any moneys owed the Company by the Contractor shall be immediately due and shall be paid in full 30 days from "Notice of Termination".

9. Independent Contractor: This Agreement shall not render the Contractor an employee, partner, agent of, or joint venturer with the Company for any purpose. The Contractor is and will remain an independent Contractor in his relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Contractor's compensation hereunder. The Contractor shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

10. Insurance: The Contractor will carry liability insurance relative to any service that he performs for the Company. The Contractor agrees that the Company is to be free from all liabilities and damages resulting from or arising out of the Contractor's performance of services for the Company.

11. Choice of Law: The laws of the state of Arizona shall govern the validity of the Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

12. Assignment: The Contractor shall not assign any of his rights under this Agreement, or delegate the performance of any of his duties hereunder, without the prior written consent of the Company.

13. Notices: Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, First Class, postage prepaid. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follow:

If to the Contractor:                    If to the Company:
     Attn:    Matthew E. Doty               DynaSig Corporation
     Address: 1444 E. Desert Flower Ln.     14647 S. 50th St., Suite 130
              Phoenix, AZ 85048             Phoenix, AZ 85044

14. Modification or Amendment: No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

15. Entire Understanding: This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in the entirety and are of no further force and effect.

16. Unenforceability of Provisions: If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect

     IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals.

Contractor:                              DynaSig Corporation:

By:     /s/ Matthew E. Doty                    By:     /s/ Richard C. Kim
        -------------------                            ------------------
Its: ___self______ [title or position]          Its: President

Tax ID:  ###-##-####
Phone:   602-625-7018
Fax:
Email:md@teamprivateer.net